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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Jazz Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAZZ TECHNOLOGIES, INC.
4321 Jamboree Road
Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2008

Dear Stockholder,

        You are cordially invited to attend our 2008 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 6, 2008 at 9:00 a.m. local time at 4321 Jamboree Road, Newport Beach, California 92660 for the following purposes:

1.
To elect one director to hold office until the 2011 Annual Meeting of Stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for our fiscal year ending December 26, 2008.

3.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 28, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We intend to mail this proxy statement and accompanying proxy card on or about April 9, 2008 to all stockholders of record entitled to vote at the annual meeting.

By Order of the Board of Directors

Allen R. Grogan Secretary

Newport Beach, California
April 7, 2008

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

JAZZ TECHNOLOGIES, INC.
4321 Jamboree Road
Newport Beach, CA 92660

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

April 7, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because our Board of Directors (the "Board") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We intend to mail this proxy statement and accompanying proxy card on or about April 9, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 28, 2008 will be entitled to vote at the annual meeting. On this record date, there were 19,031,276 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 28, 2008 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 28, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of one director; and

  •
  Ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending December 26, 2008.

How do I vote?

        You may either vote "For" the nominee to the Board of Directors or you may "Withhold" your vote for the nominee. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Continental Stock Transfer & Trust Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominee for director and "For" the ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending December 26, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 4321 Jamboree Road, Newport Beach, California 92660.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 10, 2008, to our Secretary at 4321 Jamboree Road, Newport Beach, California 92660. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by no later than February 6, 2009 and no earlier than January 7, 2009.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

  •
  For Proposal No. 1, the nominee receiving the most "For" votes from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2 ratifying Ernst & Young LLP as our independent auditors for our fiscal year ending December 26, 2008 must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 19,031,276 shares outstanding and entitled to vote. Thus, the holders of 9,515,639 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF A DIRECTOR

        Our Board of Directors, or Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors presently has four (4) members. Jon C. Madonna joined the Board in April 2007 and Liad Meidar joined the Board in March 2007. Ellen M. Hancock, a member of our Board since August 2005, resigned from the Board in June 2007. John P. Kensey, a member of our Board since October 2005, resigned from the Board in February 2008. Moshe Meidar, a member of our Board since August 2005, resigned from the Board in March 2007.

        There is one director in the class whose term of office expires in 2008. Proxies will not be voted for a greater number of persons than the one named nominee. Mr. L. Meidar, the nominee listed below, is currently one of our directors and was elected by the Board to fill a vacant slot on the Board. Mr. L. Meidar was recommended for election to the Board by Mr. M. Meidar, his father, upon Mr. M. Meidar's resignation from the Board in March 2007. If elected at the annual meeting, Mr. L. Meidar would serve until the 2011 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Two directors attended our 2007 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of director. The nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Jazz. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

        The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

  Liad Meidar, Director.

        Since May 2005, Liad Meidar, 33, has been a Managing Partner of Gatemore Capital Management, LLC, a wealth management and institutional investment advisory firm that he co-founded. Between March 2004 and May 2005, he was a Managing Director at Ballamor Capital Management, Inc., a wealth management firm based in Wayne, PA. Between September 2001 and February 2004, Mr. Meidar was a Principal of Felix Partners LLC, a financial advisory firm based in New York, NY. Between June 2000 and August 2001, he was Chairman and Chief Executive Officer of i5 Digital LLC, a technology company incubator, and, between September 1998 and June 2000, he was Executive Vice President and then Chief Executive Officer of Ubarter.com Inc., a publicly traded online business services company that was sold to Network Commerce Inc. in January 2000. Mr. Meidar began his career as a Financial Analyst at BT Alex.Brown, the investment banking arm of Bankers Trust, now Deutsche Bank. Mr. Meidar serves on the board of directors of MAG Industrial

Automation Systems, LLC, a provider of machine tools and services to the automotive, heavy equipment, aerospace and general machining industries. Mr. Meidar has been a member of our Board since March 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

  Gilbert F. Amelio, Ph.D., Chairman and Chief Executive Officer.

        Since 2001, Dr. Amelio, 65, has been a Senior Partner of Sienna Ventures, a venture capital firm, and, since 2003, he has been the President and Chief Executive Officer of Prexient Micro Devices, Inc., a fabless semiconductor company. Since 2005, he has been the sole managing member of Acquicor Management LLC, one of our primary stockholders. On February 14, 2008, Acquicor Management LLC filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. From 1999 to 2005, he was Chairman and Chief Executive Officer of Beneventure Capital, LLC, a venture capital advisory firm. From 1997 to 2004, he was a Principal of Aircraft Ventures, LLC, a consulting firm. From 1999 to 2004, he served as Chairman and Chief Executive Officer of AmTech, LLC, a high technology angel investment and consulting services firm. AmTech ceased operations in early 2001 and declared bankruptcy in 2003. From 1996 to 1997, he served as Chairman and Chief Executive Officer of Apple Computer, Inc., a personal computers manufacturer. From 1991 to 1996, Dr. Amelio served as a Chairman and Chief Executive Officer of National Semiconductor Corporation, a semiconductor company. From 1988 to 1991, he served as President of the Rockwell Communications Systems division of Rockwell International Corporation, a semiconductor manufacturing division that was later spun-off as Conexant Systems, Inc. From 1983 to 1988, he served as President of the Rockwell Semiconductor Products unit of Rockwell International. From 1971 to 1983, he held various staff, managerial and executive positions at Fairchild Camera and Instrument Corporation, a semiconductor and photography products company, most recently in the role of Vice President and General Manager of its MOS Products Group. Dr. Amelio is a director of AT&T Inc. (formerly SBC Communications, Inc.), a telecommunications company, and an advisor to both the Malaysia Multimedia Super Corridor, a hub targeted at attracting multinational corporations in the global information and communication technology industry, and to the Prime Minister of Malaysia. He is also a Director and Trustee of the American Film Institute. Dr. Amelio is a former director and chairman of the Semiconductor Industry Association and has served on the Board of Governors of the Electronics Industries Association and as a member of the Executive Committee of the Business and Higher Education Forum. Dr. Amelio has been our Chairman and Chief Executive Officer since August 2005.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

  Harold L. Clark, Ed.D., Director.

        Since 1995, Dr. Clark, 72, has been a Principal of Global Capital Markets, Inc., a financial services organization. From 1999 to 2001, he was Chairman of Max Internet Communications, a video conferencing provider. From 1995 to 1998, he was Chairman of XCD Incorporated, a supplier of network and wireless connectivity solutions. From 1993 to 1995, Dr. Clark was President and Chief Executive Officer of Ameriquest Technologies, Inc., a computer products distributor and systems integrator. From 1990 to 1992, he was President of Everex Systems, Inc., a personal computer and peripheral manufacturing company. From 1984 to 1989, he was President of Ingram Micro Inc., a wholesale distributor of technology products and services. Prior to 1984, Dr. Clark held various computer technology management positions with Union Bank, Republic Corporation, a media conglomerate, Litton Industries, Inc., a defense contractor, and Boeing Company, an aerospace company. He is currently Chairman of OpenPro, Inc., an open-source enterprise resource planning software developer. Dr. Clark has been a member of our Board since November 2005.

  Jon C. Madonna, Director

        Mr. Madonna, 64, is a retired Chairman and Chief Executive Officer of KPMG, an international accounting and consulting firm. He was with KPMG for 28 years where he held numerous senior leadership positions throughout his career and served as Chairman from 1990 to 1996. Subsequent to his retirement from KPMG, Mr. Madonna served as Vice Chairman of Travelers Group, Inc. from 1997 to 1998 and President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000. He was Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002, and was Chairman of DigitalThink, Inc. from April 2002 to May 2004. Mr. Madonna is a director of AT&T Inc., Freeport McMoRan Copper and Gold Inc. and Tidewater Inc. Mr. Madonna has been a member of our Board since April 2007.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the American Stock Exchange ("AMEX") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of AMEX, as in effect time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable AMEX listing standards: Dr. Clark and Messrs. Madonna and Meidar. In making this determination, the Board found that none of these directors or nominee for director had a material or other disqualifying relationship with us. Dr. Amelio, our Chairman and Chief Executive Officer, is not an independent director by virtue of his employment with us.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met 7 times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board and of the committees, on which they served, held during the period for which they were directors or committee members, respectively.

        As required under applicable AMEX listing standards, in fiscal 2007, our independent directors met 4 times in regularly scheduled executive sessions at which only independent directors were present. The Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee alternated presiding over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership information and meeting information for fiscal 2007 for each of the Board committees:

Director's Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Harold L. Clark, Ed.D.	Member	Chairperson	Member
Jon C. Madona	Chairperson	Member	Member
Liad Meidar	Member	Member	Chairperson
Total meetings in fiscal 2007	7	6	4

        Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable AMEX rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee selects our independent accountants; evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; ensures the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews a formal written statement from the independent accountants listing all relationships between us and related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditors. The Audit Committee is composed of 3 directors: Dr. Clark and Messrs. Meidar and Madonna (Chairperson). John Kensey was also a member of the Audit Committee until his resignation from the Board in February 2008. The Audit Committee met 7 times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.jazztechnologies.com.

        The Board has determined that all members of our Audit Committee are independent (as independence is currently defined in Section 121 of the AMEX Company Guide). The Board has also determined that Dr. Clark and Messrs. Meidar and Madonna each qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of each of these individual's level of knowledge and experience based on a number of factors, including his formal education and experience. In addition to our Audit Committee, Mr. Madonna also serves on the audit committees of AT&T, Inc., Freeport McMoRan Copper and Gold Inc. and Tidewater, Inc. The Board has determined that this simultaneous service does not impair Mr. Madonna's ability to effectively serve on our Audit Committee.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2007 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee

(1)
The material in this report is not "soliciting material" is not deemed "filed" with the Commission and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report in Form 10-K for the fiscal year ended December 28, 2007.

    Jon C. Madonna
    Harold L. Clark
    Liad Meidar

Compensation Committee

        The Compensation Committee is composed of three directors: Dr. Clark (Chairperson) and Messrs. Madonna and Meidar. John Kensey was also a member of the Compensation Committee until his resignation from the Board in February 2008. All members of our Compensation Committee are independent (as independence is currently defined in Section 121 of the AMEX Company Guide). The Compensation Committee met 6 times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.jazztechnologies.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, approve and oversee our compensation strategy, policies, plans and programs including:

  •
  establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and evaluation of performance in light of these stated objectives;

  •
  review and recommendation to the Board for approval of the compensation and other terms of employment or service of our Chief Executive Officer and review and approval of the compensation and other terms of employment or service of the other executive officers; and

  •
  administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

        Our Compensation Committee recommends to the Board the compensation and terms of employment for our executive officers as well as annually reviews the base salaries of our executive officers and establishes quantitative and qualitative performance standards for executive bonuses. The Compensation Committee is also responsible for administering our 2006 Equity Plan and is authorized to, among other things, select the participants and determine the type of awards to be granted. No executive officer plays a role in the Compensation Committee's determination of that executive officer's compensation. In addition to the duties mentioned above, the Compensation Committee's charter grants it full access to all our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. The Compensation Committee has not yet hired a compensation consulting firm to assist in its development of a comprehensive executive compensation program and philosophy, but may consider doing so in the future.

        Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee does not currently have any subcommittees.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us. The Nominating and Corporate Governance Committee is composed of three directors: Dr. Clark and Messrs. Madonna and Meidar (Chairperson). John Kensey was also a member of the Nominating and Corporate Governance Committee until his resignation from the Board in February 2008 and was replaced by Mr. Meidar. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 121 of the AMEX Company Guide). The Nominating and Corporate Governance Committee met 4 times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.jazztechnologies.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and those of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for AMEX purposes, which determination is based upon applicable AMEX listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.jazztechnologies.com.

CODE OF ETHICS

        We have adopted the Jazz Technologies, Inc. Code of Ethics for Officers and Employees of the Corporation ("Code of Ethics") that applies to all officers, directors and employees. The Code of Ethics is available on our website at www.jazztechnologies.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

        In April 2006, the Board documented certain governance practices we follow by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer's performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things; reflect changes to the Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.jazztechnologies.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP, or Ernst & Young, as our independent auditors for our fiscal year ending December 26, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young were engaged as our independent auditors in April 2007. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services less than $50,000 may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant's independence.

CHANGE IN ACCOUNTANTS

        Prior to April 13, 2007, we had engaged BDO Seidman, LLP, or BDO, as our independent auditors. On April 13, 2007, we engaged Ernst & Young as our new independent auditors. The dismissal of BDO and the engagement of Ernst & Young were approved by our Audit Committee. Prior to our acquisition of Jazz Semiconductor on February 16, 2007, Ernst & Young served as the principal accountants for Jazz Semiconductor. In light of the merger with Jazz Semiconductor, we decided to engage the accounting firm that had previously represented the operating subsidiary.

        The report of BDO on our financial statements for the year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of our financial statements for the year ended December 31, 2006 and the subsequent period before BDO's dismissal on April 13, 2007, there were no disagreements with

BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in their report on the financial statements for such periods. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the such periods.

        During the year ended December 31, 2006 and the subsequent period before Ernst & Young's engagement on April 13, 2007, we did not consult Ernst & Young regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements nor did we consult Ernst & Young regarding any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following presents aggregate fees billed to us by Ernst & Young for the year ended December 28, 2007 and by BDO for the year ended December 31, 2006. All of the fees described below were pre-approved by our audit committee.

        Audit Fees.    Audit fees billed were $749,025 and $185,000 for the years ended December 28, 2007 and December 31, 2006, respectively. The fees were for professional services rendered for audits of our annual financial statements, reviews of our quarterly financial statements, reviews of the registration statement filed in connection with our initial public offering, reviews of the proxy statement filed in connection with our acquisition of Jazz Semiconductor, reviews in connection with our issuance of convertible senior notes and consultations on matters that arose during our audit.

        Audit-Related Fees.    There were no audit-related fees billed for the year ended December 28, 2007. Audit-related fees billed were $93,000 for the year ended December 31, 2006. The audit-related fees were billed in connection with due diligence services relating to our acquisition of Jazz Semiconductor.

        Tax Fees.    Tax fees billed were $35,000 for the year ended December 28, 2007. There were no tax fees billed for the year ended December 31, 2006.

        All Other Fees.    There were no other fees billed for the years ended December 28, 2007 or December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2008 by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our named executive officers and directors; and

  •
  all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock(3)
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	7,324,700	31.1%
Silver Point Capital, L.P.(5) Two Greenwich Plaza, Greenwich, Connecticut 06830	7,106,608	28.9
CRT Capital Holdings LLC(6) 262 Harbor Drive Stamford CT 06902	3,225,443	15.1
Morgan Stanley(7) 1585 Broadway New York, NY 10036	2,373,700	11.4
Tennenbaum Capital Partners, LLC(8) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	1,950,892	9.3
Lehman Brothers(9) 745 Seventh Street New York, NY 10019	1,725,678	8.3
Millennium Management LLC(10) 666 Fifth Avenue New York, NY 10019	1,725,121	8.3
Citigroup Inc.(11) 399 Park Avenue New York, NY 10043	1,629,735	7.9
Jonathan M. Glaser(12) 11601 Wilshire Boulevard, Suite 2180 Los Angeles, California 90025	1,420,136	7.5
MHR Capital Partners Master Account LP(13) West 57th Street, 24th Floor New York, New York 10019	1,018,400	5.2
Acquicor Management LLC(14)	2,330,756	12.2
Gilbert F. Amelio, Ph.D.(15)	2,748,557	14.3
Paul Pittman(16)	483,026	2.5
Allen R. Grogan(17)	217,331	1.1
Shu Li(18)	—	—
Harold L. Clark, Ed.D.(19)	265,008	1.4%
Jon C. Madonna(20)	16,333	*
Liad Meidar(21)	161,667	*
All directors and executive officers as a group (6 individuals)(22)	3,891,992	19.8%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the foregoing is 4321 Jamboree Road, Newport Beach, CA 92660.

(2)
This table is based upon (i) information supplied to us by our officers, directors and principal stockholders, (ii) any Schedules 13D or 13G or Forms 3, 4 or 5 filed with the SEC and (iii) conversations with certain former 5% or greater stockholders. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)
Applicable percentages are based on 19,031,276 shares outstanding on March 28, 2008.

(4)
According to a Schedule 13G/A dated February 14, 2008, Wellington Management Company, LLP ("Wellington") has shared voting power with respect to 5,100,800 shares of our common stock and shared dispositive power with respect to 7,324,700 shares of our common stock, including 2,440,500 shares of stock held by Wellington Trust Company, NA. This number includes 4,548,200 shares issuable upon exercise of warrants to purchase shares of our common stock. The securities reported by Wellington, in its capacity as investment adviser, are owned of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of our common stock, except for Wellington Trust Company, NA.

(5)
According to a Schedule 13D dated April 2, 2007, Silver Point Capital, L.P. ("Silver Point") has shared dispositive power with respect to 1,571,100 shares of our common stock, 1,773,558 shares issuable upon the conversion of convertible senior notes and 3,761,950 shares issuable upon exercise of warrants to purchase shares of our common stock. Silver Point is the investment manager of Silver Point Capital Fund, L.P. (the "Fund") and Silver Point Capital Offshore Fund, Ltd. (the 'Offshore Fund") and by virtue of such status may be deemed to be the beneficial owner of the 5,559,100 shares, which are held in the name of the Fund and the Offshore Fund. Silver Point Capital Management, LLC ("Management") is the general partner of Silver Point and as a result may be deemed to beneficially own the shares held by the Fund and the Offshore Fund. Each of Edward Mule and Robert O'Shea is a member of Management and has voting and investment power with respect to the shares held by the Fund and Offshore Fund and may be deemed to be beneficial owner of the 7,106,608 shares. Each of Silver Point, Management and Messrs. Mule and O'Shea disclaim beneficial ownership of the shares held by the Fund and Offshore Fund.

(6)
According to a Schedule 13G dated March 12, 2007, CRT Capital Group LLC may be deemed to beneficially own 902,705 shares of our common stock, 2,083,993 shares issuable upon exercise of warrants to purchase shares of our common stock. Harbor Drive Management may be deemed to beneficially own 238,745 shares issuable upon conversion of outstanding convertible senior notes. CRT Capital Holdings, Harbor Drive Management, C. Michael Vaughn and J. Christopher Young own directly no shares. Pursuant to an investment agreement, Harbor Drive Management has the investment and voting power with respect to the securities held by Harbor Drive Master Fund. CRT Capital Holdings owns all the equity interests in and is the sole managing member of Harbor Drive Management and CRT Capital Group. C. Michael Vaughn and J. Christopher Young are two of the three managing members of CRT Associates. C. Michael Vaughn and J. Christopher Young are the two managing members, and share control, of CRT Capital Holdings and through it each of CRT Capital Group, Harbor Drive Management, and Harbor Drive Master Fund. The foregoing reporting persons disclaim any beneficial ownership of our securities for purposes of Section 16 of the Exchange Act, except to the extent of their respective indirect pecuniary interests therein. All unit purchase options, as reported under this filing by the reporting person, were repurchased by us during fiscal 2007 and hence excluded from our calculation of CRT Capital Group's beneficial ownership.

(7)
According to a Schedule 13G/A dated February 14, 2008, Morgan Stanley and Morgan Stanley & Co. Incorporated beneficially own 573,700 shares of our common stock and 1,800,000 shares issuable upon exercise of warrants to purchase shares of our common stock. In accordance with SEC regulations, the filing reflects the securities beneficially owned by certain operating units (collectively, the "MS Reporting Units') of Morgan Stanley and its subsidiaries and affiliates (collectively, "MS"). The filing does not reflect securities, if any, beneficially owned by any operating units of MS whose ownership of securities is disaggregated from that of the MS Reporting Units.

(8)
According to a Schedule 13G dated February 22, 2008, Tennenbaum Capital Partners, LLC ("TCP") beneficially own 1,950,892 shares of our common stock issuable upon conversion of outstanding convertible senior notes. Tennenbaum Multi-Strategy Master Fund, a fund managed by TCP, has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, 1,950,892 shares of common Stock.

(9)
According to a Schedule 13G dated February 13, 2008, Lehman Brothers Holdings, Inc. and Lehman Brothers Inc., beneficially own 409,278 shares of our common stock issuable upon conversion of outstanding convertible senior notes and 1,316,400 shares issuable upon exercise of warrants to purchase shares of our common stock.

(10)
According to a Schedule 13D filed on December 26, 2007, Millenco LLC ("Millenco") was the beneficial owner of 49 shares of common stock and warrants to purchase 1,632,372 shares of common stock and Catapult Partners, Ltd. ("Catapult Partners") was the beneficial owner of 92,700 shares of common stock. Catapult Capital Management, LLC ("Catapult Capital Management") as the investment manager to Catapult Partners, may be deemed to beneficially own securities owned by Catapult Partners. Millennium International Management LP ("Millennium International Management") as the managing member of Catapult Capital Management, may be deemed to beneficially own securities deemed to be beneficially owned by Catapult Capital Management. Millennium International Management GP LLC ("Millennium International Management GP"), as the general partner of Millennium International Management, may be deemed to beneficially own securities deemed to be beneficially owned by Millennium International Management. Integrated Holding Group, LP ("Integrated Holding Group") as 100% shareholder of Catapult Partners, may be deemed to beneficially own securities owned by Catapult Partners. Millennium Management, as the manager of Millenco and the general partner of Integrated Holding Group, may be deemed to beneficially own securities beneficially owned by Millenco and deemed to be beneficially owned by Integrated Holding Group, respectively. Mr. Englander, as the managing member of Millennium Management and Millennium International Management GP, may be deemed to beneficially own any securities deemed to be beneficially owned by Millennium Management and Millennium International Management GP.

(11)
According to a Schedule 13G filed on February 11, 2008, 1,629,735 shares are beneficially owned by Citigroup Inc.

(12)
According to a Schedule 13G dated February 14, 2008, 1,420,136 shares are beneficially owned by Jonathan M. Glaser. 612,318 of these shares are owned by JMG Capital Management, LLC ("JMG LLC"). JMG Capital Management, Inc. ("JMG Inc.") is a member of JMG LLC and, in such capacity, may be deemed to beneficially own the 612,318 shares. Mr. Glasser is the control person of JMG Inc. and JMG LLC and, as a result, beneficially owns the 612,318 shares of common stock. In addition, Mr. Glasser is deemed to beneficially own 807,818 shares of common stock as one of the control persons of Pacific Assets Management, LLC ("PAM") and Pacific Capital Management, Inc. ("PCM"), a member of PAM. Daniel Albert David and Roger Richter may also be deemed to beneficially own 807,818 shares of common stock because they are also control persons of PAM and PCM.

(13)
According to a Schedule 13G dated February 14, 2008, 1,018,400 shares are beneficially owned by MHR Capital Partners Master Account LP ("Master Account"). This number of shares consists of 600,000 shares of common stock and 418,400 shares of common stock that can be obtained by

  Master Account upon exercise of warrants to acquire shares of common stock. MHR Advisors LLC ("Advisors") is the general partner of Master Account and, in such capacity, may be deemed to also beneficially own the 1,018,400 shares. MHR Fund Management LLC ("Fund Management") is an affiliate of and has an investment management agreement with Master Account pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares and, as a result, may be deemed to beneficially own the 1,018,400 shares. Mark H. Rachesky, M.D. is the managing partner of Advisors and Fund Management and, in such capacity, may be deemed to also beneficially own the 1,018,400 shares held for the account of Master Account.

(14)
Acquicor Management LLC ("Acquicor Management") beneficially owns 2,330,756 shares of common stock. Dr. Amelio is the sole manager of Acquicor Management and has sole voting and dispositive power over such shares. Dr. Amelio disclaims beneficial ownership of the shares held by Acquicor Management except to the extent of his pecuniary interest therein. The securities held by Acquicor Management have been pledged to secure loans, the proceeds of which were used by Acquicor Management to purchase our securities. On February 5, 2008, the Context Funds filed a Schedule 13G claiming beneficial ownership to the shares held by Acquicor Management. On February 11, 2008, Acquicor Management filed a Schedule 13D/A claiming ownership to those same shares of common stock.

(15)
Includes 2,330,756 shares of common stock held by Acquicor Management, 185,134 shares held directly by Dr. Amelio, 1,000 shares held by Dr. Amelio's spouse and 231,667 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(16)
Includes 274,693 shares of common stock held by Mr. Pittman and 208,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(17)
Includes 133,998 shares of common stock held by Mr. Grogan and 83,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(18)
Dr. Li was our Executive Vice President and the Chief Executive Officer of Jazz Semiconductor until his resignation in March 2007.

(19)
Includes 168,674 shares of common stock, and 83,334 shares of common stock issuable upon the exercise of warrants held by Dr. Clark and 13,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(20)
Includes 2,000 shares of common stock held by Mr. Madonna and 14,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(21)
Includes 10,000 shares of common stock held by Mr. Meidar, 140,000 shares held by Old Farm Investments, LLC, of which shares Mr. Meidar has sole voting and dispositive power, and 11,667 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2008.

(22)
See notes (15) through (17) and (19) through (21) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 28, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except however, for the unintended delay by Dr. Amelio and Messrs. Pittman and Grogan to each file timely a Form 4 in connection with the acquisition of a stock award by each on December 17, 2007. Such Forms 4 were filed on December 21, 2007.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR FISCAL 2007

        The following table sets forth summary information concerning the compensation of our named executive officers for all services rendered in all capacities to us for the years ended December 28, 2007 and December 31, 2006:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)

Gilbert F. Amelio Chief Executive Officer(3)	2007 2006	507,692 —	— —	453,334 —	132,780 —	— —	4,595 —	1,098,401 —
Paul Pittman Chief Financial and Administrative Officer(4)	2007	373,846	—	573,618	119,406	1,000,000	84,831	2,159,845
Allen R. Grogan Chief Legal Officer(5)	2007	277,885	—	276,207	47,763	100,000	23,561	725,416
Shu Li former Chief Executive Officer(6)	2007	115,816	1,000,000	—	—	—	1,617,209	2,733,025
(1)
The salaries of these executive offices have been prorated for the period of February 16, 2007 to December 28, 2007. The amounts are based on an annual base salary of $600,000, $450,000 and $350,000 for Dr. Amelio and Messrs. Pittman and Mr. Grogan, respectively. Base salary includes compensation deferred under our 401(k) employee savings plan.

(2)
The amounts shown are the compensation costs recognized in our financial statements for 2007 related to equity awards granted to the named executive officer in 2007, to the extent we recognized compensation cost in 2007 for such awards in accordance with the provisions of SFAS 123R. The assumptions used to calculate the fair value of the equity awards are discussed in the notes our consolidated financial statements included in the accompanying annual report.

(3)
Dr. Amelio received no compensation in his capacity as an officer or director until February 16, 2007, the date following the consummation of the acquisition of Jazz Semiconductor.

(4)
Mr. Pittman joined as an officer on February 16, 2007. Prior to the acquisition of Jazz Semiconductor, Mr. Pittman served as our financial advisor in connection with the acquisition of Jazz Semiconductor. Mr. Pittman's compensation includes $1.0 million in cash and 51,993 shares of restricted stock he received in February 2007 in his capacity as financial advisor as a result of successful completion of the acquisition. All other compensation reflects amounts paid to Mr. Pittman as reimbursement of commuting expenses and a tax gross-up on the value of such reimbursement.

(5)
Mr. Grogan joined as an officer on February 16, 2007. Prior to the acquisition of Jazz Semiconductor, Mr. Grogan served as a consultant in connection with the acquisition of Jazz Semiconductor. Mr. Grogan's compensation includes $12,000 in consulting fees Mr. Grogan received in 2007 and $100,000 in cash and 17,331 shares of restricted stock he received in February 2007 in his capacity as a consultant as a result of successful completion of the acquisition.

(6)
Dr. Li joined as an officer of Jazz Technologies on February 16, 2007. Dr. Li was Chief Executive Officer of Jazz Semiconductor prior to and immediately following the acquisition of Jazz

  Semiconductor. Dr. Li resigned as an officer on March 21, 2007. Dr. Li's compensation includes $1.0 million in cash he received as a bonus paid upon completion of the acquisition of Jazz Semiconductor. All other compensation includes $1,583,827 Dr. Li received as severance payments in connection with his resignation as an officer and $33,382 in vacation pay.

Base Salary and Bonus

        For 2008, the Compensation Committee and the Board established base salaries for Dr. Amelio and Messrs. Pittman and Mr. Grogan of $600,000, $450,000 and $350,000, respectively. These base salaries were unchanged from their 2007 base salaries.

        For 2008, the Compensation Committee and the Board also established target bonuses of zero dollars for each executive officer, subject to the discretion of the Compensation Committee to increase the actual bonus amount payable. For 2007, the Compensation Committee and the Board established a target bonus for Dr. Amelio and Messrs. Pittman and Mr. Grogan of 300%, 200% and 75%, respectively, of their respective annualized base salaries, to be earned based upon performance objectives established by the Compensation Committee and subject to the discretion of the Compensation Committee to reduce the amount payable. In December 2007, the Compensation Committee granted to Dr. Amelio and Messrs. Pittman and Mr. Grogan bonuses consisting of 266,667, 200,000 and 116,667 shares of common stock. No cash bonus was paid.

Option Awards

        In May 2007, the Compensation Committee granted to each of Dr. Amelio and Messrs. Pittman and Mr. Grogan an option to purchase 695,000, 625,000 and 250,000 shares of our common stock, respectively, subject to a three year vesting period and with an exercise price equal to the closing price of our common stock on the date of grant.

Change of Control Agreements

        As a result of his resignation on March 21, 2007 and pursuant to the terms of his employment agreement, we paid Dr. Li a severance payment in the amount of $918,924, constituting 2 times his annualized base salary as of his resignation date, plus an amount equal to the total bonus compensation paid to Dr. Li during the twelve months preceding his resignation. In addition, we have paid and will pay directly to the applicable insurance carrier all COBRA premiums necessary to continue Dr. Li's health insurance coverage for the eighteen months following his resignation and will, at the end of such eighteen month period, pay directly to Dr. Li a lump sum equal to six times the then most recent monthly COBRA premium paid by us to the applicable insurance carrier.

        We do not currently have employment agreements with any of our existing executive officers, but the Compensation Committee has recommended and the Board has approved change of control agreements with Dr. Amelio and Messrs. Pittman and Grogan. Under these change of control agreements, Dr. Amelio will receive 2.99 times his annual base salary plus his target bonus and 18 months of continued COBRA coverage, if a change of control occurs and he is terminated without cause or for good reason within one year of the change in control. Similarly, Messrs. Pittman and Grogan will receive twice their annual base salary plus target bonus and 18 months of continued COBRA coverage, if a change of control occurs and they are terminated without cause or for good reason within one year of the change in control. In addition, if Dr. Amelio and Messrs. Pittman and Grogan are terminated without cause or for good reason within one year of a change in control, all stock options grants or similar equity arrangements that are otherwise subject to vesting over a period of 48 months following the termination will immediately accelerate and vest.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

        The following table sets forth summary information concerning outstanding equity awards held by our named executive officers as of December 28, 2007. All of the following equity awards were approved by the Compensation Committee and were issued pursuant to our 2006 Equity Incentive Plan.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)

Gilbert F. Amelio	—	695,000	3.25	May 16, 2017	—	—
Paul Pittman	—	625,000	3.25	May 16, 2017	51,993	83,188
Allen R. Grogan	—	250,000	3.25	May 16, 2017	17,331	27,730
Mr. Shu Li	—	—	—	—	—	—
(1)
One third of the shares subject to each option vest upon the first anniversary of the date of grant and the remaining shares subject to the option vest ratably over the following two years on a quarterly basis based on continuous service, subject to acceleration pursuant the Change of Control Agreements described above.

(2)
The shares subject to the restricted stock award vested in full on February 16, 2008.

(3)
Based on a price of $1.60 per share as of December 28, 2007.

DIRECTOR COMPENSATION FOR FISCAL 2007

        The following table shows certain information with respect to the compensation paid to our non-employee directors for the fiscal year ended December 28, 2007:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)

Harold L. Clark, Ed. D.	$35,000	$7,451	$42,451
John P. Kensey	$33,750	$7,451	$41,201
Jon C. Madona	$36,250	$8,215	$44,465
Liad Meidar	$28,750	$6,687	$35,437
    (1)
    One third of the shares subject to each option vest upon the first anniversary of the date of grant and the remaining shares subject to the option vest ratably over the following two years on a quarterly basis based on continuous service, subject to acceleration pursuant the Change of Control Agreements described above.

    (2)
    Each of Dr. Clark and Messrs. Madonna and Meidar hold an option to purchase 39,000, 43,000 and 35,000 shares of our common stock, respectively. Mr. Kensey resigned as a director in February 2008.

        In May 2007, the Board of Directors of the Company adopted, as recommended by the Compensation Committee, a new policy for the compensation of non-employee directors effective February 19, 2007. Non-employee directors of the Company will receive, until changed by the Board, fees for service on the Board and its committees. Each non-employee director will receive: a $25,000 annual retainer, a $2,500 fee for attending an in-person Board meeting, and a $1,250 fee for attending a telephonic Board meeting. The Chairman of the Audit Committee will receive an annual retainer of $10,000 and the Chairmen of the Compensation Committee and Nominating and Corporate Governance Committee will each receive an annual retainer of $5,000.

        Annual retainers as specified above are paid quarterly in advance. Fees for attendance at Board meetings during any quarter are paid quarterly at the beginning of the quarter following the applicable Board meeting(s). In addition, Board members are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings. No non-employee director has a different compensation arrangement.

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATED-PERSON TRANSACTIONS

Prior Share Issuances

        On August 26, 2005, we issued 6,250,000 shares of our common stock to Acquicor Management LLC for $25,000 in cash, at an average purchase price of approximately $0.004 per share. On January 19, 2006, we effected a 4,333,334 for 6,250,000 reverse stock split of our common stock, effectively raising the purchase price to approximately $0.006 per share. Following the reverse stock split, there were 4,333,334 shares of common stock outstanding. On February 21, 2006, we effected a 5,373,738 for 4,333,334 forward stock split of our common stock, effectively lowering the purchase price to approximately $0.0047 per share. Following the forward stock split, there were 5,373,738 shares of common stock outstanding. Also on February 21, 2006, Acquicor Management LLC distributed 195,000 shares of common stock to each of Dr. Clark and Messrs. Kensey and Moshe Meidar in redemption of their ownership interests in Acquicor Management LLC.

        On March 13, 2006, we completed a private placement pursuant to which Acquicor Management LLC, Dr. Clark and Messrs. Kensey and Moshe Meidar purchased an aggregate of 333,334 units from us at a price of $6.00 per unit, for an aggregate purchase price of $2.0 million.

        Pursuant to a registration rights agreement we entered into in connection with our initial public offering, Acquicor Management LLC, Dr. Clark and Messrs. Kensey and Moshe Meidar are entitled to make up to two demands that we register the shares of common stock and units issued to them in connection with our initial public offering and the concurrent private placement. They can elect to exercise these registration rights at any time beginning three months prior to the date on which the lock-up period applicable to such shares expires. In addition, Acquicor Management LLC, Dr. Clark and Messrs. Kensey and Moshe Meidar have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Securities Purchases

        In February 2007, we redeemed an aggregate of 1,873,738 shares of common stock held by Acquicor Management LLC, Dr. Clark and Messrs. Kensey and Moshe Meidar at a redemption price of $0.0047 per share.

        In June and September of 2007, we repurchased for a total purchase price of $2,360,000 all 1,250,000 unit purchase options issued to the underwriters of our initial public offering, leaving no unit purchase options outstanding. This takes into account the repurchase, on September 6, 2007, of 812,500 unit purchase options at $2.00 each, including 375,000 unit purchase options from CRT Capital Group and CRT Associates, 250,000 unit purchase options from Mr. Pittman and 187,500 unit purchase options from Wedbush Morgan Securities. Mr. Pittman acquired his unit purchase options as a result of his former position as a partner at ThinkEquity Partners LLC, one of the underwriters of our initial public offering.

        We repurchased on September 4, 2007, 208,333 units at $3.90 per unit and 62,920 shares of common stock at $2.98 per share from Acquicor Management LLC, an entity owned in part and controlled by Gilbert F. Amelio, our Chairman and Chief Executive Officer. The price paid by for these securities was at a slight discount to the most recent closing price of our securities prior to the repurchase. The repurchase from Acquicor Management LLC was conditioned on the entire $1,000,000 sales proceeds being applied by Acquicor Management LLC to pay interest, principal and associated fees on loans made to Acquicor Management LLC on February 14, 2007 by certain third party lenders. Acquicor Management LLC used these loans in February of 2007 to fund the purchase of our common stock shortly before our acquisition of Jazz Semiconductor.

        On December 6, 2007, we announced that we repurchased 1,819,793 shares of common stock at $2.11 per share from Acquicor Management LLC, an entity owned in part and controlled by Dr. Amelio; 51,836 shares of common stock from Mr. Kensey; and 51,836 shares of common stock from Dr. Clark. The $2.11 price paid for these securities was equal to the closing price of our common stock on November 30, 2007, the date that agreement was reached on the repurchase. These repurchases were conditioned on the entire sales proceeds being applied to pay interest, principal and associated fees on the loans made to Acquicor Management LLC, Mr. Clark and Mr. Kensey mentioned in the previous paragraph.

Compensation Arrangements

        No compensation or fees of any kind, including finders and consulting fees, were paid to any of our officers, directors, special advisors or stockholders, or any of their affiliates prior to the merger with Jazz Semiconductor, for services rendered prior to or in connection with the merger with Jazz Semiconductor. However, our officers, directors and special advisors did receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in our initial public offering process, identifying potential target operating businesses and performing diligence on the merger and other suitable business combinations. There was no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board, which includes persons who may have sought reimbursement.

        In connection with our initial public offering, the underwriters agreed to defer fees equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or approximately $3.5 million, until the consummation of the merger. Mr. Pittman, as a result of his former position as partner and head of mergers and acquisitions at ThinkEquity Partners LLC, the lead underwriter of our initial public offering, received 30% ($414,000) of the deferred underwriting fee payable to ThinkEquity and was also issued an option to purchase up to a total of 250,000 units. This option has since been repurchased.

        Mr. Pittman served as our financial advisor in connection with the acquisition of Jazz Semiconductor. As such, we agreed to reimburse Mr. Pittman for any out-of-pocket expenses. In addition, Mr. Pittman received an additional success fee in the amount of $1.0 million as a result of successful completion of the acquisition. Mr. Pittman also received a restricted stock grant of 51,993 shares of our common stock under the 2006 Equity Incentive Plan as a result of the completion of the acquisition. Mr. Pittman did not join as an officer of Jazz Technologies until following the completion of the acquisition of Jazz Semiconductor.

        Pursuant to a consulting agreement entered into on April 14, 2006 between us and Allen Grogan, we paid to Mr. Grogan a total of $80,000 in consulting fees related to services provided in connection with the acquisition of Jazz Semiconductor, plus reimbursement for out-of-pocket expenses. An additional success fee in the amount of $100,000 was paid to Mr. Grogan upon successful completion of the acquisition. Mr. Grogan also received a restricted stock grant of 17,331 shares of our common stock under the 2006 Equity Incentive Plan as a result of the completion of the acquisition.

Stockholder Loan

        On August 26, 2005, Acquicor Management LLC loaned a total of $275,000 to us for the payment of offering expenses in connection with our initial public offering. The loan provided for interest at a rate of 3.6% per year and was repaid on March 13, 2006 out of a portion of the proceeds from the private placement of units described above.

Indemnification of Officers and Directors

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Jazz Technologies, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Jazz Technologies, Inc., Attn: Allen R. Grogan, Corporate Secretary, 4321 Jamboree Road, Newport Beach, California 92660 or contact Mr. Grogan at (949) 435-8000. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Allen R. Grogan Secretary

April 7, 2008

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 28, 2007 is available without charge upon written request to: Corporate Secretary, Jazz Technologies, Inc., 4321 Jamboree Road, Newport Beach, California 92660.

PROXY

JAZZ TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 6, 2008

        The undersigned hereby appoints Gilbert F. Amelio as proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Technologies, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Jazz Technologies, Inc. to be held on May 6, 2008, at 4321 Jamboree Road, Newport Beach, California 92660, at 9:00 A.M. (Pacific Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSAL 2.

detach here
PROPOSAL 1:	To elect a director to serve for the ensuing three years and until his successor is elected. The Board of Directors recommends a vote FOR the following nominee:
Liad Meidar
☐ FOR	☐ WITHHOLD

PROPOSAL 2:	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for our fiscal year ending December 26, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated	, 2008

SIGNATURE(S)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF A DIRECTOR
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INDEPENDENCE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS